UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 13, 2008
ATARI, INC.
(Exact name of registrant as specified in charter)
DELAWARE
(State or other jurisdiction
of incorporation or organization)
Commission File Number: 0-27338
13-3689915
(I.R.S. employer identification no.)
417 FIFTH AVENUE
NEW YORK, NEW YORK 10016
(Address of principal executive
offices, including zip code)
(212) 726-6500
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
     On June 13, 2008, Atari, Inc. (“Atari” or the “Company”) issued a press release announcing its financial results for the fiscal quarter and year ended March 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.
     The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
     The attached press release discloses the Company’s loss from continuing operations for the fourth quarter and year ended March 31, 2008, excluding restructuring charges, which is considered to be a non-GAAP financial measure. A reconciliation of non-GAAP loss from continuing operations to GAAP loss from continuing operations is included in the text of the press release filed with this Current Report on Form 8-K.
     The Company’s management believes that these non-GAAP financial measures provide a fuller understanding of ongoing operations, enhance comparability of those results with those in prior periods, and demonstrate the effects of unusual charges in the fourth quarter and year ended March 31, 2008. The Company’s management believes that a meaningful analysis of the Company’s financial performance requires an understanding of the factors underlying that performance and that investors may find it useful to see these non-GAAP financial measures to analyze financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. Management uses these non-GAAP measures internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits. The following exhibit is filed herewith:
99.1	Press release dated June 13, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATARI, INC.
By:	/s/ Arturo Rodriguez
Arturo Rodriguez
Vice President, Controller and Acting Chief Financial Officer

Date: June 17, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated June 13, 2008